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        Date of Report (Date of earliest event reported): March 26, 1997

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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                 UNDER THE SECURITIES EXCHANGE ACT OF 1934

                         Emerald Isle Bancorp, Inc.
                             730 Hancock Street
                        Quincy, Massachusetts 02170
                               (617) 479-5001
         (Address and telephone number of principal executive offices)


         Massachusetts                   0-21175                04-3300934
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


Item 5. Other Events.

     By letter dated Mach 24, 1997, and beginning on March 26, 1997, Richard
S. Straczynski resigned from his position as Executive Vice President of Emerald Isle Bancorp, Inc. (the "Corporation") to accept a position with another financial institution. Mr. Straczynski also served as President and Chief Operating Officer of the Hibernia Savings Bank (the "Bank"), a wholly-owned subsidiary of the Corporation. On April 8, 1997, the Executive Committee of the Bank elected Mark A. Osborne, Chairman of the Board, President and Chief Executive Officer of the Corporation, and Chairman of the Board and Chief Executive Officer of the Bank to serve as the Bank's President.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Quincy, State of Massachusetts, this 9th day of April, 1997.


                                     Emerald Isle Bancorp, Inc.


Date: April 9, 1997                  By: /s/ Gerard F. Linskey
                                             Gerard F. Linskey, Treasurer